Exhibit 99.7



________________________________________________________________________________



                             HEADWATERS INCORPORATED

                            2003 STOCK INCENTIVE PLAN

                   (Adopted by the Board on January 16, 2003)

________________________________________________________________________________

                                TABLE OF CONTENTS

                                                                           Page


Section 1.   ESTABLISHMENT AND PURPOSE.......................................1

Section 2.   DEFINITIONS.....................................................1
             (a)      "Affiliate"............................................1
             (b)      "Award"................................................1
             (c)      "Board of Directors"...................................1
             (d)      "Change in Control"....................................1
             (e)      "Code".................................................2
             (f)      "Committee"............................................2
             (g)      "Company"..............................................2
             (h)      "Consultant"...........................................2
             (i)      "Employee".............................................2
             (j)      "Exchange Act".........................................3
             (k)      "Exercise Price".......................................3
             (l)      "Fair Market Value"....................................3
             (m)      "Independent Director".................................3
             (n)      "ISO"..................................................3
             (o)      "Nonstatutory Option" or "NSO".........................3
             (p)      "Offeree"..............................................3
             (q)      "Option"...............................................3
             (r)      "Optionee".............................................4
             (s)      "Outside Director".....................................4
             (t)      "Parent"...............................................4
             (u)      "Participant"..........................................4
             (v)      "Plan".................................................4
             (w)      "Purchase Price".......................................4
             (x)      "Restricted Share".....................................4
             (y)      "Restricted Share Agreement"...........................4
             (z)      "SAR"..................................................4
             (aa)     "SAR Agreement"........................................4
             (bb)     "Service"..............................................4
             (cc)     "Share"................................................4
             (dd)     "Stock"................................................4
             (ee)     "Stock Option Agreement"...............................4
             (ff)     "Stock Purchase Agreement".............................4
             (gg)     "Subsidiary"...........................................4

Section 3.   ADMINISTRATION..................................................5
             (a)      Committee Composition..................................5
             (b)      Committee Procedures...................................5
             (c)      Committee Responsibilities.............................5

Section 4.   ELIGIBILITY.....................................................6
             (a)      General Rule...........................................6

             (b)      Ten-Percent Stockholders...............................6
             (c)      Attribution Rules......................................6
             (d)      Outstanding Stock......................................7

Section 5.   STOCK SUBJECT TO PLAN...........................................7
             (a)      Basic Limitation.......................................7
             (b)      Additional Shares under Plan...........................7
             (c)      Dividend Equivalents...................................7

Section 6.   RESTRICTED SHARES...............................................7
             (a)      Restricted Share Agreement.............................7
             (b)      Limitation on Awards of Restricted Shares..............7
             (c)      Payment for Awards.....................................7
             (d)      Vesting................................................8
             (e)      Voting and Dividend Rights.............................8

Section 7.   OTHER TERMS AND CONDITIONS OF AWARDS OR SALES...................8
             (a)      Duration of Offers and Nontransferability of Rights....8
             (b)      Purchase Price.........................................8
             (c)      Withholding Taxes......................................8
             (d)      Restrictions on Transfer of Shares.....................8

Section 8.   TERMS AND CONDITIONS OF OPTIONS.................................8
             (a)      Stock Option Agreement.................................8
             (b)      No Repricing...........................................8
             (c)      Number of Shares.......................................9
             (d)      Exercise Price.........................................9
             (e)      Withholding Taxes......................................9
             (f)      Exercisability and Term................................9
             (g)      Nontransferability.....................................9
             (h)      Exercise of Options Upon Termination of Service........9
             (i)      Leaves of Absence.....................................10
             (j)      No Rights as a Stockholder............................10
             (k)      Modification, Extension and Renewal of Options........10
             (l)      Restrictions on Transfer of Shares....................10
             (m)      Buyout Provisions.....................................10

Section 9.   PAYMENT FOR SHARES.............................................10
             (a)      General Rule..........................................10
             (b)      Surrender of Stock....................................10
             (c)      Services Rendered.....................................11
             (d)      Cashless Exercise.....................................11
             (e)      Exercise/Pledge.......................................11
             (f)      Promissory Note.......................................11
             (g)      Other Forms of Payment................................11
             (h)      Restrictions on Forms of Payment......................11

Section 10.  STOCK APPRECIATION RIGHTS......................................11
             (a)      SAR Agreement.........................................11
             (b)      Number of Shares......................................11
             (c)      Exercise Price........................................12
             (d)      Exercisability and Term...............................12
             (e)      Exercise of SARs......................................12
             (f)      Special Holding Period................................12
             (g)      Special Exercise Window...............................12
             (h)      Modification or Assumption of SARs....................12

Section 11.  ADJUSTMENT OF SHARES...........................................12
             (a)      Adjustments...........................................12
             (b)      Dissolution or Liquidation............................13
             (c)      Reorganizations.......................................13
             (d)      Reservation of Rights.................................13

Section 12.  DEFERRAL OF AWARDS.............................................14

Section 13.  PAYMENT OF DIRECTOR'S FEES IN SECURITIES.......................14
             (a)      Effective Date........................................14
             (b)      Elections to Receive NSOs or Restricted Shares........14
             (c)      Number and Terms of NSO or, Restricted Shares.........14

Section 14.  LEGAL AND REGULATORY REQUIREMENTS..............................14

Section 15.  WITHHOLDING TAXES..............................................15
             (a)      General...............................................15
             (b)      Share Withholding.....................................15

Section 16.  LIMITATION ON PARACHUTE PAYMENTS...............................15
             (a)      Scope of Limitation...................................15
             (b)      Basic Rule............................................15
             (c)      Reduction of Payments.................................15
             (d)      Overpayments and Underpayments........................16
             (e)      Related Corporations..................................16

Section 17.  NO EMPLOYMENT RIGHTS...........................................16

Section 18.  DURATION AND AMENDMENTS........................................16
             (a)      Term of the Plan......................................16
             (b)      Right to Amend or Terminate the Plan..................16
             (c)      Effect of Amendment or Termination....................17

Section 19.  EXECUTION......................................................17

                             HEADWATERS INCORPORATED

                            2003 STOCK INCENTIVE PLAN



Section 1. ESTABLISHMENT AND PURPOSE.

         The Plan was adopted by the Board of Directors effective January 16, 2003, subject to stockholder approval. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications, and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Options and stock appreciation rights.

         The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

Section 2. DEFINITIONS.

         (a) "Affiliate" shall mean any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own not less than 50% of such entity.

         (b) "Award" shall mean any award of an Option, a SAR or a Restricted Share under the Plan.

         (c) "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

         (d) "Change in Control" shall mean the occurrence of any of the following events:

                  (i) A change in the composition of the Board of Directors, as a result of which fewer than one-half of the incumbent directors are directors who either:

                           (A) Had been directors of the Company 24 months prior
                  to such change; or

                           (B) Were elected, or nominated for election, to the
                  Board of Directors with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of such election or nomination; or

                           (C) Were elected, or nominated for election, to the
                  Board of Directors with the affirmative votes of at least a majority of the directors who come within either clause (A) or
                  (B) above; or

                  (ii) Any "person" (as defined below) who by the acquisition or aggregation of securities, is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company; or

                  (iii) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of the ultimate direct or indirect parent corporation of the continuing or surviving entity or, if there shall be no such ultimate direct or indirect parent corporation, such continuing or surviving entity; or

                  (iv) The sale, transfer or other disposition of all or substantially all of the Company's assets.

         For purposes of Section 2(d)(ii), the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock. Any other provision of this Section 2(d) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

         (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (f) "Committee" shall mean, as described in Section 3(a), a committee designated by the Board of Directors that consists exclusively of two or more Independent Directors.

         (g) "Company" shall mean Headwaters Incorporated, a Delaware corporation.

         (h) "Consultant" shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered Service for all purposes of the Plan.

         (i) "Employee" shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

         (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (k) "Exercise Price" shall mean, in the case of an Option, the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

         (l) "Fair Market Value" with respect to a Share, shall mean the market price of one Share of Stock, determined by the Committee as follows:

                  (i) If the Stock was traded over-the-counter on the date in question but was not traded on the Nasdaq Stock Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

                  (ii) If the Stock was traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The Nasdaq Stock Market;

                  (iii) If the Stock was traded on a United States stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

                  (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

         (m) "Independent Director" shall mean an Outside Director who qualifies as (i) an "outside director" under Treas. Regs. ss. 1.162-27(e)(3) (or its successor); and (ii) a "non-employee director" under Rule 16b-3(b)(3) (or its successor) under the Exchange Act.

         (n) "ISO" shall mean an employee incentive stock option described in
Section 422 of the Code.

         (o) "Nonstatutory Option" or "NSO" shall mean an employee stock option that is not an ISO.

         (p) "Offeree" shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

         (q) "Option" shall mean an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.

         (r) "Optionee" shall mean an individual or estate who holds an Option or SAR.

         (s) "Outside Director" shall mean a member of the Board of Directors who is not a common-law employee of the Company, a Parent or a Subsidiary. Service as an Outside Director shall be considered Service for all purposes of the Plan.

         (t) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

         (u) "Participant" shall mean an individual or estate who holds an Award.

         (v) "Plan" shall mean this Headwaters Incorporated 2003 Stock Incentive Plan, as amended from time to time.

         (w) "Purchase Price" shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

         (x) "Restricted Share" shall mean a Share awarded under the Plan.

         (y) "Restricted Share Agreement" shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

         (z) "SAR" shall mean a stock appreciation right granted under the Plan.

         (aa) "SAR Agreement" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

         (bb) "Service" shall mean service as an Employee, Consultant or Outside Director.

         (cc) "Share" shall mean one share of Stock, as adjusted in accordance with Section 11 (if applicable).

         (dd) "Stock" shall mean the Common Stock of the Company.

         (ee) "Stock Option Agreement" shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

         (ff) "Stock Purchase Agreement" shall mean the agreement between the Company and an Offeree who acquires Shares under the Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

         (gg) "Subsidiary" shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

Section 3. ADMINISTRATION.

         (a) Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more Independent Directors of the Company who shall satisfy:

                  (i) the requirements of Rule 16b-3 (or its successor) under the Exchange Act with respect to the grant of Awards to persons who are officers or directors of the Company under Section 16 of the Exchange Act;

                  (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code; and

                  (iii) such independence requirements imposed on members of the Committee under the rules of the national securities exchange on which the Stock is listed.

         (b) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairperson. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

         (c) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full discretionary authority to take the following actions:

                  (i) To interpret the Plan and to apply its provisions;

                  (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

                  (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

                  (iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

                  (v) To select the Offerees and Optionees;

                  (vi) To determine the number of Shares to be offered to each Offeree or to be made subject to each Option;

                  (vii) To prescribe the terms and conditions of each award or sale of Shares which are not inconsistent with the Plan, including (without limitation) the Purchase Price, the vesting of the award (including accelerating the vesting of awards) and to specify the provisions of the Stock Purchase Agreement relating to such award or sale;

                  (viii) To prescribe the terms and conditions of each Option which are not inconsistent with the Plan, including (without limitation) the Exercise Price, the vesting or duration of the Option

         (including accelerating the vesting of the Option), and to specify the provisions of the Stock Option Agreement relating to such Option;

                  (ix) Subject to the limitations under Section 8(b), to amend any outstanding Stock Purchase Agreement or Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Offeree or Optionee who entered into such agreement;

                  (x) To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration;

                  (xi) To determine the disposition of each Option or other right under the Plan in the event of an Optionee's or Offeree's divorce or dissolution of marriage;

                  (xii) To determine whether Options or other rights under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

                  (xiii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Stock Option Agreement or any Stock Purchase Agreement; and

                  (xiv) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

Section 4. ELIGIBILITY.

         (a) General Rule. Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, NSOs or SARs.

         (b) Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible or the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(6) of the Code.

         (c) Attribution Rules. For purposes of Section 4(b) in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee's brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

         (d) Outstanding Stock. For purposes of Section 4(b), "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant. "Outstanding stock" shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

Section 5. STOCK SUBJECT TO PLAN.

         (a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Options, SARs and Restricted Shares awarded under the Plan shall not exceed 1,000,000 Shares, plus any additional Shares described in Section 5(b). The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 11.

         (b) Additional Shares under Plan. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Shares shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Shares are forfeited.

         (c) Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Options or SARs available for Awards.

Section 6. RESTRICTED SHARES.

         (a) Restricted Share Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical.

         (b) Limitation on Awards of Restricted Shares. In no event shall the number of Restricted Shares awarded under the Plan exceed twenty percent (20%) of the aggregate number of shares available under Section 5(a) (subject to adjustment in accordance with Section 11).

         (c) Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents, or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

         (d) Vesting. Restricted Shares shall vest at a rate that is not faster than twenty percent (20%) per year (or, in the case of monthly vesting, 1/60th per month) over five years from the date of grant. A Restricted Share Agreement may provide for accelerated vesting in the event of a Change in Control or the Participant's death, disability or retirement, as the Committee may determine.

         (e) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Share Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

Section 7. OTHER TERMS AND CONDITIONS OF AWARDS OR SALES.

         (a) Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree 30 days after the grant of such right was communicated to him by the Committee. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

         (b) Purchase Price. The Purchase Price shall be determined by the Committee at its sole discretion. The Purchase Price shall be payable in one of the forms described in Section 9(a), Section 9(b) and Section 9(c).

         (c) Withholding Taxes. As a condition to the purchase of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such purchase.

         (d) Restrictions on Transfer of Shares. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

Section 8. TERMS AND CONDITIONS OF OPTIONS.

         (a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in a form described in Section 9(b).

         (b) No Repricing. Except as otherwise provided in Section 11, in no event shall the Committee decrease the Exercise Price of an Option after the date of grant or cancel outstanding Options and grant replacement Options with a lower exercise price without first obtaining stockholder approval.

         (c) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11. Options granted to an Optionee in a single fiscal year of the Company shall not cover more than 305,000 Shares (subject to adjustment in accordance with Section 11).

         (d) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an Option shall not be less than 100% (110% in the case of an ISO granted to a 10% stockholder described in Section 4(b)) of the Fair Market Value of a Share on the date of grant. Subject to the preceding sentence, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 9.

         (e) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

         (f) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. No Option shall provide for a right to exercise at rate that is faster than fifty percent (50%) per year (or, in the case of monthly vesting, 1/24th per month) over two years from the date of grant. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for Employees described in Section 4(b)). A Stock Option Agreement may provide for accelerated exercisability in the event of a Change in Control or the Optionee's death, disability or retirement. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 8(f), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

         (g) Nontransferability. Unless otherwise provided by the Stock Option Agreement, during an Optionee's lifetime, his or her Option(s) shall be exercisable only by him or her and shall not be transferable by operation of law or agreement. In the event of an Optionee's death, his or her Option(s) shall not be transferable other than by will or by the laws of descent and distribution.

         (h) Exercise of Options Upon Termination of Service. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee's Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee's estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

         (i) Leaves of Absence. An Employee's Service shall cease when such Employee ceases to be actively employed by, or a consultant, director or adviser to, the Company (or any subsidiary) as determined in the sole discretion of the Board of Directors. For purposes of Options, Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee's Service will be treated as terminating 90 days after such Employee went on leave, unless such Employee's right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

         (j) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in
Section 11.

         (k) Modification, Extension and Renewal of Options. Subject to Section 8(b) and other limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or increase his or her obligations under such Option.

         (l) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

         (m) Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or
(b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

Section 9. PAYMENT FOR SHARES.

         (a) General Rule. The entire Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 9(b) through
Section 9(g) below.

         (b) Surrender of Stock. At the discretion of the Company and to the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his or her representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

         (c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(c).

         (d) Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

         (e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

         (f) Promissory Note. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents. In no event will payment by promissory note be available to persons who are considered officers or directors of the Company under Section 16 of the Exchange Act.

         (g) Other Forms of Payment. To the extent that a Stock Option Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

         (h) Restrictions on Forms of Payment. Notwithstanding anything to the contrary in the Plan or the terms of any Award, a form of payment will not be available if the Committee determines, in its sole discretion, that such form of payment could violate any law or regulation.

Section 10. STOCK APPRECIATION RIGHTS.

         (a) SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

         (b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than 305,000 Shares (subject to adjustment in accordance with Section 11).

         (c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

         (d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of a Change in Control or the Optionee's death, disability or retirement and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an Option at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

         (e) Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

         (f) Special Holding Period. To the extent required by Section 16 of the Exchange Act or any rule thereunder, an SAR shall not be exercised for cash unless both it and the related Option have been outstanding for more than six months.

         (g) Special Exercise Window. To the extent required by Section 16 of the Exchange Act or any rule thereunder, an SAR may only be exercised for cash during a period which (a) begins on the third business day following a date when the Company's quarterly summary statement of sales and earnings is released to the public and (b) ends on the third business day following such date. This
Section 10(g) shall not apply if the exercise occurs automatically on the date when the related Option expires, and the Committee may determine that it shall not apply to limited SARs that are exercisable only in the event of a Change in Control.

         (h) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR may, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

Section 11. ADJUSTMENT OF SHARES.

         (a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

                  (i) The number of Options, SARs and Restricted Shares available for future Awards under Section 5;

                  (ii) The limitations set forth in Section 8(c) and Section 10(b);

                  (iii) The number of Shares covered by each outstanding Option and SAR; or

                  (iv) The Exercise Price under each outstanding Option and SAR.

Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

         (b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options and SARs shall terminate immediately prior to the dissolution or liquidation of the Company.

         (c) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

                  (i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

                  (ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

                  (iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

                  (iv) Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

                  (v) Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

         (d) Reservation of Rights. Except as provided in this Section 11, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

Section 12. DEFERRAL OF AWARDS.

         The Committee (in its sole discretion) may permit or require a Participant to (a) have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books; or (b) have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant. A deferred compensation account established under this Section 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 12.

Section 13. PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

         (a) Effective Date. No provision of this Section 13 shall be effective unless and until the Board has determined to implement such provision.

         (b) Elections to Receive NSOs or Restricted Shares. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs or Restricted Shares, or a combination thereof, as determined by the Board. Such NSOs and Restricted Shares shall be issued under the Plan. An election under this Section 13 shall be filed with the Company on the prescribed form.

         (c) Number and Terms of NSO or, Restricted Shares. The number of NSOs or Restricted Shares to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs or Restricted Shares shall also be determined by the Board.

Section 14. LEGAL AND REGULATORY REQUIREMENTS.

         Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company's securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable.

Section 15. WITHHOLDING TAXES.

         (a) General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

         (b) Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired; provided, however, the Participant may not surrender Shares to satisfy withholding or income tax obligations in excess of the minimum legally required obligations. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

Section 16. LIMITATION ON PARACHUTE PAYMENTS.

         (a) Scope of Limitation. This Section 16 shall apply to an Award unless the Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall not be subject to this
Section 16. If this Section 16 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

         (b) Basic Rule. In the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 16, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

         (c) Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 16, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Auditors under this Section 16 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

         (d) Overpayments and Underpayments. As a result of uncertainty in the application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company that should not have been made (an "Overpayment") or that additional Payments that will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in
Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount subject to taxation under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code.

         (e) Related Corporations. For purposes of this Section 16, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

Section 17. NO EMPLOYMENT RIGHTS.

         No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason, with or without notice.

Section 18. DURATION AND AMENDMENTS.

         (a) Term of the Plan. This Plan, as set forth herein, shall terminate automatically on the 10th anniversary of date of Plan and may be terminated on any earlier date pursuant to Section 18(b).

         (b) Right to Amend or Terminate the Plan. The Board of Directors may, at any time and for any reason, amend or terminate the Plan. Rights and obligations under any Award granted before amendment or termination of the Plan shall not be materially impaired by such amendment or termination, except with consent of the person to whom the Award was granted. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.

         (c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

Section 19. EXECUTION.

         To record the adoption of the Plan by the Board of Directors effective as of January 16, 2003, the Company has caused its authorized officer to execute the same.

                                                      Headwaters Incorporated



                                                      By /s/ Kirk A. Benson
                                                        ------------------------
                                                        Kirk A. Benson
                                                        Chief Executive Officer